EXHIBIT 99.3

                 GREENPOINT MANUFACTURED HOUSING CONTRACT TRUST
                           PASS THROUGH CERTIFICATES
                                 SERIES 1998-1

                  AGGREGATE PAYMENT AMOUNTS FOR CALENDAR YEAR
                      January 1, 1998 to December 31, 1998

PRINCIPAL DISTRIBUTIONS:                                             CLASS I A                CLASS II A
                                                              --------------------     ----------------------
Scheduled Principal Reduction                                         1,148,947.26                 531,790.39
Partial Principal Prepayments                                           355,434.20                 156,334.41
Principal Prepayments In Full                                         5,159,223.66               3,406,123.95
Contract Liquidations                                                    62,402.03                  51,932.48
Contract Repurchases                                                          0.00                       0.00
Previously Undistributed Shortfalls                                           0.00                       0.00
                                                              --------------------     ----------------------
TOTAL PRINCIPAL DISTRIBUTION:                                        $6,726,007.15              $4,146,181.23
                                                              ====================     ======================

INTEREST DISTRIBUTIONS:                                              CLASS I A                CLASS II A
                                                              --------------------     ----------------------
Interest Distribution Amount                                          5,270,309.87               1,934,309.80
Unpaid Interest Shortfall                                                     0.00                       0.00
TOTAL INTEREST DISTRIBUTION:                                          5,270,309.87               1,934,309.80
                                                              ====================     ======================

                                                                         Class I A           Class II A
                                                                      --------------      ---------------
1998 Distribution Allocable to Principal                                6,726,007.15        4,146,181.23
1998 Distributions Allocable to Interest                                5,270,309.87        1,934,309.80
12/31/98 Remaining Principal Balance                                  471,248,059.66      245,602,634.43

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Number and aggregate remaining principal balance of Contracts with payments delinquent:


          Days Delinquent               Number        Aggregate Remaining Principal Balance
          ---------------              --------      --------------------------------------
              31 - 59                    183                     6,420,645.13
              60 - 89                     47                     1,578,261.00
              90 or more                   0                             0.00


Aggregate amount of servicing fees and expenses payable out of the trust for 1998:         1,209,444.43

The number of contracts that were repurchased or replaced during 1998                                 0

1998 Aggregate Principal Balance of All Contracts repossessed or foreclosed upon           1,295,293.66

The balance in the Reserve Account as of 12/31/98                                                  0.00

1998 Cumulative Realized Losses                                                               68,540.05

The amount of any outstanding Monthly Advance Amount as of 12/31/98                                0.00

1998 amounts deposited to Reserve Account                                                          0.00

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

The pool scheduled principal balance, expressed as a percentage                                 98.5059988%
     of the Cut-Off Date pool principal balance

The number of Manufactured Homes Currently held by the Servicer due to Repossessions                    38
    and the aggregate principal balance of the related defaulted Contracts                    1,180,438.30
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